Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1

Dated as of December 2, 2013

to

CREDIT AGREEMENT

Dated as of December 4, 2012

THIS AMENDMENT NO. 1 (this “Amendment”) is made as of December 2, 2013 by and among Forest Laboratories, Inc., a Delaware corporation (the “Company”), the Foreign Subsidiary Borrowers party hereto (together with the Company, the “Borrowers”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of December 4, 2012 by and among the Company, the Foreign Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto as Lenders and the Administrative Agent (the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that the requisite Lenders and the Administrative Agent agree to an amendment to the Credit Agreement;

WHEREAS, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent hereby agree to the following amendment to the Credit Agreement.

1. Amendments to the Credit Agreement. Subject solely to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended in accordance with this Section.

(a) For purposes of calculating the Company’s Leverage Ratio and Interest Coverage Ratio in Section 6.10, but not for purposes of calculating the Company’s Leverage Ratio for purposes of the definition of “Applicable Rate,” the definition of “Consolidated EBITDA” is hereby amended and restated in its entirety to read as follows:

“ “Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary or non-recurring non-cash expenses or losses incurred other than in the ordinary course of business, which shall include, without limitation, any restructuring or similar charges recognized in connection with the implementation of the Specified Cost Savings Initiative, (vi) non-cash impairment charges, (vii) non-cash charges related to the write-down of in-process research and development associated with acquisitions or any other non-cash impairment charges or non-cash asset write offs or amortization related to intangible assets and long-lived assets pursuant to GAAP (including pursuant to FASB ASC Topics 350, 360 or 805), (viii) non-cash expenses related to stock-based compensation and (ix) an amount of reasonably identifiable and factually supportable cost savings during any Reference Period reasonably projected at any date of calculation by the Borrower of Consolidated EBITDA in good faith to be realized as a result of the Specified Cost Savings Initiative within the first six consecutive fiscal quarters following the commencement of the Specified Cost Savings Initiative, calculated as though such cost savings had been realized on the first day of such period and without duplication, for the avoidance of doubt, of the amount of actual benefits received during such period from the Specified Cost Savings Initiative; provided that (A) a duly completed certificate signed by a Financial Officer of the Borrower shall be delivered to the Administrative Agent certifying that such cost savings are reasonably identifiable, reasonably projected and factually supportable in the good faith judgment of the Borrower at any date of such calculation and (B) no cost savings shall be added pursuant to this clause (ix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period minus, to the extent included in Consolidated Net Income, (1) interest income, (2) any cash payments made during such period in respect of items described in clause (viii) above subsequent to the fiscal quarter in which the relevant non-cash expense or losses were incurred and (3) extraordinary gains realized other than in the ordinary course of business, all calculated for the Company and its Subsidiaries in accordance with GAAP on a consolidated basis. As used in this definition, “Specified Cost Savings Initiative” means a single cost savings initiative approved by the board of directors of the Company and publicly announced by the Company during the period commencing on December 2, 2013 and ending on December 31, 2013. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition and in the definition of “Consolidated Interest Expense”,

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“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and its Subsidiaries in excess of $200,000,000; and “Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Borrower or any of its Subsidiaries in excess of $200,000,000.”

(b) Section 6.08 is hereby amended and restated in its entirety to read as follows:

“Restrictive Agreements. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof and (v) the foregoing shall not include any restrictions included in the terms of debt securities issued by the Company that are customary for such type of debt securities issued by similarly rated U.S. companies and are not materially more restrictive, taken as a whole, than those contained in this Agreement, in each case, as determined in good faith by the board of directors of the Company.”

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject solely to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrowers, the Required Lenders and the Administrative Agent and (ii) from the Company, (x) payment for the account of each Lender that executes this Amendment on or before 5:00 p.m. (New York City time) on November 25, 2013, a fee equal to 0.05% of such approving Lender’s Commitment and (y) payment or reimbursement of the Administrative Agent’s and its Affiliates’ reasonable and documented fees and reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of one primary counsel), in each case, incurred by the Administrative Agent and its Affiliates in connection with this Amendment.

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3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof and after giving effect to the terms of this Amendment, (i) no Default has occurred and is continuing and (ii) the representations and warranties of such Borrower set forth in the Credit Agreement are true and correct.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed or delivered in connection therewith.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signatures delivered by facsimile or PDF shall have the same force and effect as manual signatures delivered in person.

[Signature Pages Follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

FOREST LABORATORIES, INC.,
as the Company

By:	/s/ Ralph Kleinman
Name:	Ralph Kleinman
Title:	Vice President, Corporate Tax and Treasury

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title: Executive Vice President – Finance and Administration and
Chief Financial Officer

Executed and delivered as a Deed on behalf of
FOREST LABORATORIES UK LIMITED as a UK Borrower

By:	/s/ Raymond Stafford
Name:	Raymond Stafford
Title:	Director

By:	/s/ Diarmuid Burke
Name:	Diarmuid Burke
Title:	Director

FOREST FINANCE B.V. as a Dutch Borrower

By:	/s/ Veronica Gunther
Name:	Veronica Gunther
Title:	Managing director A

By:	/s/ Diarmuid Burke
Name:	Diarmuid Burke
Title:	Managing director B

Present when the Common Seal of
FOREST LABORATORIES IRELAND LIMITED as an Irish Borrower, was affixed hereto

By:	/s/ Raymond Stafford
Name:	Raymond Stafford
Title:	Director

By:	/s/ Diarmuid Burke
Name:	Diarmuid Burke
Title:	Director / Secretary

[Corporate Seal]

Present when the Common Seal of
FOREST LABORATORIES HOLDINGS LIMITED as an Irish Borrower, was affixed hereto

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	Director / Secretary

By:	/s/ Ralph Kleinman
Name:	Ralph Kleinman
Title:	Director / Assistant Secretary

[Corporate Seal]

FOREST LABORATORIES CANADA INC.,
as a Canadian Borrower

By:	/s/ Francis I. Perier, Jr.
Name:	Francis I. Perier, Jr.
Title:	Vice President – Chief Financial Officer

By:	/s/ Ralph Kleinman
Name:	Ralph Kleinman
Title:	Secretary

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Swingline Lender, as Issuing Bank and as Administrative Agent

By:	/s/ James A. Knight
Name:	James A. Knight
Title:	Vice President

FIFTH THIRD BANK,
as a Lender

By:	/s/ Vera B. McEvoy
Name:	Vera B. McEvoy
Title:	Healthcare Officer

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Robert LaPorte
Name:	Robert LaPorte
Title:	Vice President

CREDIT SUISSE AG, Cayman Islands Branch
(formerly known as Credit Suisse, Cayman Islands Branch), as a Lender

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Samuel Miller
Name:	Samuel Miller
Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jennifer Hwang
Name:	Jennifer Hwang
Title:	Vice President

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By:	/s/ Conor Linehan
Name:	Conor Linehan
Title:	Associate Director

By:	/s/ Orla Jones
Name:	Orla Jones
Title:	Senior Manager

TD BANK, N.A., as a Lender

By:	/s/ Shivani Agarwal
Name:	Shivani Agarwal
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY,
as a Lender

By:	/s/ Sophia E. Love
Name:	Sophia E. Love
Title:	Vice President

MORGAN STANLEY BANK, N.A.,
as a Lender

By:	/s/ Alice Lee
Name:	Alice Lee
Title:	Authorized Signatory